Exhibit (a)(iii)

Amended and Restated
SCHEDULE A
Dated FEBRUARY 13, 2017
TO
Amended and Restated AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Series
Portfolio		Classes	Creation Date
1.	Insight Investment Grade Bond Fund[1]	Class A/Class C/Institutional[2]	January 22, 2007
2.	Lateef Fund	Class A/Class C/Class I/Class T6	August 2, 2007
3.	Shelton International Select Equity Fund[3]	Class A/Class C4/Class I	September 19, 2008
4.	Pemberwick Fund		June 12, 2009
5.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
6.	Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
7.	Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
8.	Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
9.	Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
10.	Polen Growth Fund	Class A5/Class C5/Class T6/Investor Class7,8/Institutional Class	March 26, 2010
11.	DuPont Capital Emerging Markets Fund	Class I9	June 11, 2010

1 From January 22, 2007 to June 10, 2010, the Cutwater Investment Grade Bond Fund was known as the MBIA Core Plus Fixed Income Fund. From June 11, 2010 to September 1, 2015, the Insight Investment Grade Bond Fund was known as the Cutwater Investment Grade Bond Fund.

2 On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

3 Prior to August 12, 2016, Shelton International Select Equity Fund was known as the “WHV International Equity Fund.”

4 On June 20, 2013, Class C Shares were added.

5 On December 18, 2013, Class A Shares and Class C were added.

6 On December 19, 2016, Class T shares were added.

7 On June 11, 2010, Investor Class Shares were added.

8 Prior to September 1, 2015, Investor Class Shares were known as Retail Class Shares.

9 On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

Series
Portfolio		Classes	Creation Date
12.	DuPont Capital Emerging Markets Debt Fund	Class I8	June 23, 2011
13.	EIC Value Fund	Class A/Class C/Institutional Class/Retail Class[10]	December 15, 2010
14.	Gotham Absolute Return Fund	Institutional Class	August 24, 2012
15.	Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
16.	Gotham Neutral Fund	Institutional Class	June 3, 2013
17.	Quality Dividend Fund	Class A/Class C/Institutional Class[11]	June 3, 2013
18.	Bradesco Latin American Equity Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
19.	Bradesco Latin American Hard Currency Bond Fund[12]	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
20.	Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
21.	Pacific Capital U.S. Government Money Market Fund[13]		September 24, 2013
22.	SkyBridge Dividend Value Fund	Class A /Class C / Class I	December 18, 2013
23.	Polen Global Growth Fund [14]	Class A/Class C/Class T6/Institutional Class/Investor Class[8]	March 21, 2014
24.	Gotham Absolute 500 Fund	Institutional Class	May 13, 2014
25.	Shelton Tactical Credit Fund[15]	Class A/Class C/Class I	September 23, 2014
26.	Gotham Enhanced 500 Fund	Institutional Class	September 23, 2014
27.	Gotham Total Return Fund	Institutional Class	December 17, 2014
28.	Gotham Index Plus Fund[16]	Institutional Class/Class R6[17]	January 8, 2015
29.	Gotham Institutional Value Fund[18]	Institutional Class	September 17, 2015

10 On March 24, 2011, Class C and Retail Class were added.

11 On June 20, 2013, Institutional Class Shares were added.

12 Prior to May 1, 2014, the Bradesco Latin American Hard Currency Bond Fund was known as the “Bradesco Brazilian Hard Currency Bond Fund.”

13 Prior to March 21, 2014, the Pacific Capital U.S. Government Money Market Fund was known as the “BOH Government Money Market Fund.”

14 Prior to September 23, 2014, Polen Capital Global Growth Fund was known as the “Polen Global Growth Fund.”

15 Prior to August 12, 2016, the Shelton Tactical Credit Fund was known as the “WHV/Acuity Tactical Credit Long/Short Fund.”

16 Prior to March 25, 2015, Gotham Index Plus Fund was known as the “Gotham Index 500 Plus Fund.”

17 On March _, 2017, Class R6 shares were added.

18 Prior to September 22, 2015, Gotham Institutional Value Fund was known as the “Gotham Large Value Fund.”

Portfolio		Classes	Series Creation Date
30.	Gotham Hedged Plus Fund	Institutional Class	December 3, 2015
31.	Lateef Global Fund	Class A/Class C/Class I	January 21, 2016
32.	TOBAM Emerging Markets Fund	Class A/Class C/Class I	March 23, 2016
33.	Gotham Index Core Fund	Institutional Class	June 20, 2016
34.	Gotham Enhanced 500Core Fund[19]	Institutional Class	June 20, 2016
35.	Gotham Hedged Core Fund	Institutional Class	June 20, 2016
36.	Gotham Absolute 500 Core Fund[20]	Institutional Class	June 20, 2016
37.	Fasanara Capital Absolute Return Multi-Asset Fund	Institutional Class	July 20, 2016
38.	Gotham Neutral 500 Fund	Institutional Class	August 17, 2016
39.	Gotham Defensive Long 500 Fund	Institutional Class	August 17, 2016
40.	Gotham Defensive Long Fund	Institutional Class	August 17, 2016
41.	Polen International Growth Fund	Class A/Class C/Class T6/Institutional Class/Investor Class	September 28, 2016
42.	Gotham Enhanced S&P 500 Index Fund	Institutional Class	December 29, 2016
43.	Arabesque Systematic USA Fund	Institutional/Retail	December 9, 2016
44.	Arabesque Systematic International Fund	Institutional/Retail	December 9, 2016
45.	Gotham Master Long Fund	Institutional	February 13, 2017
46.	Gotham Master Neutral Fund	Institutional	February 13, 2017

19 Prior to September 28, 2016, Gotham Enhanced 500 Core Fund was known as the “Gotham Enhanced Core Fund.”

20 Prior to September 28, 2016, Gotham Absolute 500 Core Fund was known as the “Gotham Absolute Core Fund.”